As filed with the Securities and Exchange Commission on October 31, 1997
                                                      Registration No. 333-20847
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Oregon                  3630                  93-0370304
         (State or other       (Primary Standard           (IRS Employer
         jurisdiction of           Industrial           Identification No.)
        incorporation or        Classification
         organization)               Number)

                           13900 NW Science Park Drive
                             Portland, Oregon 97229
                                 (503) 641-4141
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                              Donald R. VanLuvanee
                      President and Chief Executive Officer
                       Electro Scientific Industries, Inc.
                           13900 NW Science Park Drive
                             Portland, OR 97229-5497
                                 (503) 641-4141
       (Name, address, including ZIP code, and telephone number, including area code, of agent for service for Registrant)

                              -------------------

                                   Copies to:

             Annette M. Mulee                         Scott N. Leslie
             Stoel Rives LLP               Paul, Hastings, Janofsky & Walker LLP
           900 SW Fifth Avenue                     695 Town Center Drive
        Portland, OR  97204-1268                Costa Mesa, CA  92626-1924
             (503) 224-3380                          (714) 668-6200


        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after this registration statement becomes effective and all other conditions to the merger (the "Merger") of Dynamotion/ATI
       Corp. ("Dynamotion") with and into a subsidiary of the Registrant pursuant to the Agreement of Reorganization and Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.

                     Deregistration of Unissued Common Stock


     Pursuant to its Registration Statement on Form S-4 (Registration No. 333-20847), Electro Scientific Industries, Inc., an Oregon corporation ("ESI") registered 577,778 shares of its Common Stock, no par value for issuance in connection with the merger of Dynamotion/ATI Corp., a New York corporation, with and into Dynamotion Merger Corp., a New York corporation and a wholly owned subsidiary of ESI formed for this purpose, with Dynamotion Merger Corp. continuing as the surviving corporation. At the date of this Post-Effective Amendment and as a result of the issuance of 347,072 shares pursuant to the merger, 230,706 shares of ESI Common Stock remain unissued. ESI hereby deregisters the 230,706 shares of ESI Common Stock not issued pursuant to such Registration Statement.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 31, 1997.

                                       ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                       By: BARRY L. HARMON
                                           -------------------------------------
                                           Barry L. Harmon
                                           Senior Vice President
                                           and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on this 31st day of October, 1997.


              Signature                          Title
              ---------                          -----

(1)  Principal Executive, Financial
     and Accounting Officer:

     *DONALD R. VANLUVANEE             President and Chief
----------------------------------     Executive Officer
      Donald R. VanLuvanee


      BARRY L. HARMON                  Senior Vice President
----------------------------------     and Chief Financial Officer
      Barry L. Harmon


(2)      Directors:


     *DAVID F. BOLENDER                Chairman of the Board
----------------------------------
      David F. Bolender


     *DOUGLAS C. STRAIN                Vice-Chairman of the Board
----------------------------------
      Douglas C. Strain


     *LARRY L. HANSEN                  Director
----------------------------------
      Larry L. Hansen


     *W. ARTHUR PORTER                 Director
----------------------------------
      W. Arthur Porter

     *VERNON B. RYLES. JR.             Director
----------------------------------
      Vernon B. Ryles, Jr.


     *KEITH L. THOMSON                 Director
----------------------------------
      Keith L. Thomson


     *DONALD R. VANLUVANEE             Director
----------------------------------
      Donald R. VanLuvanee


*By:  BARRY L. HARMON
      ----------------------------
      Barry L. Harmon
      Attorney-in-Fact

                                     II - 2